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                                                                  EXHIBIT 23(C)

The Board of Directors
PDHC, Ltd.:

  We consent to the use of our reports dated October 16, 1997, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ Stirtz Bernards Boyden Surdel &
                                           Larter, P.A.

Edina, Minnesota

December 31, 1997